EXHIBIT 12-1

               MICHIGAN CONSOLIDATED GAS COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           Twelve Months Ended
                                                               June 30, 1995
                                                           --------------------
                                                          (Thousands of Dollars)
EARNINGS AS DEFINED(1)
Net Income...................................................     $ 48,644
Federal and other income taxes...............................       22,333
Fixed charges................................................       43,763
                                                                  --------
  Earnings as defined........................................     $114,740
                                                                  ========
FIXED CHARGES AS DEFINED(1)
Interest on long-term debt...................................      $31,526
Interest on other borrowed funds.............................        9,075
Amortization of debt discounts, premium
  and expense................................................          935
Interest implicit in rentals(2)..............................        2,227
                                                                  --------
 Fixed charges as defined....................................      $43,763
                                                                  ========
Ratio of Earnings to Fixed Charges...........................         2.62
                                                                      ====

____________________
Notes:
(1) Earnings and fixed charges are defined and computed in accordance with instructions for Item 3 of Form S-3.
(2) This amount is estimated to be a reasonable approximation of the interest portion of rentals.
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MichCon is a guarantor of certain other debt. Fixed charges related to such debt are deemed to be immaterial and therefore have been excluded from the above ratios.